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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                           Location of Incorporation               Percent
Subsidiaries of the Registrant                  or Organization                   Ownership
------------------------------             -------------------------              ---------
American Azide Corporation                          Nevada                          100%

American Pacific Corporation                        Nevada                          100%

AMPAC Farms, Inc.                                   Nevada                          100%